EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in these Registration Statements (Nos. 333-64493, 333-124030, 333-124031, 333-151024, 333-197608, 333-207229, 333-231650, and 333-263764) on Form S-8 of CSP Inc. and Subsidiaries of our report dated December 8, 2022, relating to the consolidated financial statements of CSP Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of CSP Inc. for the year ended September 30, 2022.

/s/ RSM US LLP

Miami, Florida

December 8, 2022